As filed with the Securities and Exchange Commission on May 14, 2004

                                            Registration Number


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         RASCALS INTERNATIONAL, INC.
             ------------------------------------------------
            (Exact name of Registrant as specified in Charter)

          Delaware                                     84-1195628
   ----------------------------------------------------------------------
  (State of Incorporation)                   (I.R.S. Employer I.D. Number)


              501 Bloomfield Avenue, Montclair, New Jersey 07042
              --------------------------------------------------
                  (Address of Principal Executive Offices)

                          2004 EQUITY INCENTIVE PLAN
                          --------------------------
                             (Full Title of Plan)

                              EDUARDO RODRIGUEZ
                         Rascals International, Inc.
                            501 Bloomfield Avenue
                             Montclair, NJ 07042
                               (973) 233-1233
          -------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                   Copy to:
                              ROBERT BRANTL, ESQ.
                              322 Fourth Street
                              Brooklyn, NY 11215
                                (718) 768-6045

                       CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities       Amount            Offering       Aggregate     Amount of
to be            to be             Price          Offering      Registration
Registered       Registered (1)    per Share (2)  Price (2)     Fee
----------------------------------------------------------------------------
Common Stock,    20,000,000 shares  $0.075        $1,500,000    $190.05
 $.001 par value



(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 20,000,000 shares by $.075, the closing price of shares of the Common Stock on the OTC Bulletin Board on May 12, 2004.





                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Rascals International, Inc. is incorporating by reference the following document previously filed with the Securities and Exchange
Commission:

         (a) Rascals International's Annual Report on Form 10-KSB for the year ended December 31, 2003;

         (b) the description of Rascals International's Common Stock contained in its Registration Statement on Form 10-SB.

         Rascals International, Inc. is also incorporating by reference all documents hereafter filed by Rascals International pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Robert Brantl, Esq., counsel to Rascals International, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Rascals International.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

         The Bylaws of Rascals International provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1      2004 Equity Incentive Plan

5        Opinion of Robert Brantl, Esq.

23.1     Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as Exhibit 5.

Item 9.  Undertakings.

         Rascals International hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Rascals International pursuant to the provisions of the Delaware General Corporation Law or otherwise, Rascals International has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Rascals International of expenses incurred or paid by a director, officer or controlling person of Rascals International in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rascals International will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


REOFFER PROSPECTUS


                          RASCALS INTERNATIONAL, INC.

                       20,000,000 Shares of Common Stock


    The shares are being offered by persons who are officers, directors or otherwise control persons of Rascals International, Inc. They acquired the shares from Rascals International, either as the recipients of grants of stock or by exercising stock options issued to them by Rascals International.

    The selling shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Ras cals International's common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

    Rascals International's common stock is listed for trading on the OTC Bulletin Board under the trading symbol "RSCA.OB."

    Purchase of Rascals International common stock involves risk. Please see "Risk Factors," which begins on page 2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        Rascals International, Inc.
                          501 Bloomfield Avenue
                           Montclair, NJ 07042
                              973-233-1233



               The date of this prospectus is May 14, 2004


                            TABLE OF CONTENTS

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-2-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .-4-

OTHER AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . .-4-

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .-5-


                               RISK FACTORS

    You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

               I.  Risks attendant to our business

    We may not become profitable.

    Rascals International has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

    We may be unable to satisfy our current debts.

    Primarily as a result of the operating losses experienced over the past three years, our debts are far in excess of the book value of our assets. We are engaged in efforts to negotiate compromises and extensions with major creditors. If those negotiations are unsuccessful, however, our business may fail.

    We lack sufficient capital to fully carry out our business plan.

    In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital, since each new club requires a capital investment by Rascals. Sometimes it is an insignificant investment, as when we license our name and services to outside investors. But often it is a substantial investment, as when we built a new club ourselves. We do not know yet if the equity line of credit that we secured from Cornell Capital Partners will be adequate to provide us the necessary capital. If we cannot obtain additional capital, it is unlikely that our business will ever be prosperous.

    Current shareholders may suffer dilution as a result of our financing activities.

    If we are able to sell equity in Rascals International and raise the capital we need to grow, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. For example, our equity line of credit agreement with Cornell Capital Partners provides that we will sell shares to that entity at a discount to the average bid price, and will then pay fees totaling 8% of the purchase price. Other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of Rascals
International.   In addition, the issuance of common stock to settle debts or to attract management is also likely to occur at below-market prices.

    Competition from well-capitalized companies involved in the comedy club business could hinder our growth.

    The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

    Liability from lawsuits based on "dram shop" laws could exceed our insurance coverage.

    In most states where Rascals locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establish ment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

             II.  Risks attendant to our management

    Our business development would be hindered if we lost the services of our President.

    Eduardo Rodriguez is the President of Rascals International. Mr. Rodriguez is the only executive employed on a full-time basis by Rascals International. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Rascals International or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Rascals International until a suitable replacement for Mr. Rodriguez could be retained.

    Rascals International is not likely to hold annual shareholder meetings in the next few years.

    Since it became a public company in 1999, Rascals International has never held an annual or a special meeting of shareholders. The Board of Directors of Rascals International consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current members will be nominated and elected by the present members of the Board.

    Related party transactions may occur on terms that are not favorable to Rascals International.

    Two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control nearly 23% of the outstanding common stock of Rascals International. For the foreseeable future, therefore, they will control the operations of Rascals International. In the past they have been the Managers of limited liability companies that were senior secured creditors of Rascals and that owned the properties where Rascals' New Jersey restaurant clubs operated. They currently own the entity which is developing Rascals new club in Montclair, New Jersey. It is possible that they will engage in other transactions with Rascals International. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Rascals International, the transactions could harm our operating results.


    III.  Risks attendant to the market for our common stock.

    The volatility of the market for Rascals International common stock may prevent a shareholder from obtaining a fair price for his shares.

    Rascals International at the present time has fewer than 900 sharehold ers and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Rascals Interna tional who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

    The resale of shares acquired by Cornell Capital Partners from Rascals International may reduce the market price of Rascals' shares.

    Rascals and Cornell Capital Partners are parties to an Equity Line of Credit Agreement. The agreement provides that Rascals may sell shares to Cornell Capital Partners for up to $10,000,000. We expect that Cornell Capital Partners will promptly resell into the public market any shares it acquires under this arrangement. Since January 2004, when Rascals first sold shares to Cornell Capital Partners under this arrangement, the market price of Rascals' common stock has fallen by over 85%. Future resales by Cornell Capital Partners may similarly reduce the market price of Rascals' common stock.

    Rascals International will be quoted on the OTC Bulletin Board for the immediate future.

    Rascals International does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Rascals International common stock will be quoted only on the OTC Bulletin Board.
Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

    Issuance of common stock and equivalents by Rascals may dilute the value of outstanding shares and reduce the market price of our common stock.

    Throughout the past three years, Rascals has made a number of arrange ments with its officers and directors that resulted in large amounts of our common stock being issued to them. In addition, we have also from time to time satisfied debts and compensated our professional advisors and others by
issuing common stock to them.   Until we have sufficient capital resources
that we can afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes. In addition, we hope to sell equity shares in order to obtain the funds necessary to accomplish our business plan. Any or all of these transactions could have the effect of diluting the value of our outstanding shares. In addition, the market for our shares may be adversely affected by the issuance of additional shares.


                          SELLING SHAREHOLDERS

    The table below contains information regarding the individuals who are using this prospectus to offer common shares.

                                                                     Percentage
                                 Shares         Number     Shares    of Class
                                 Owned          of         Owned     Held
Selling                          Before         Shares     After     After
Shareholder        Position      Offering (1)   Offered    Offering  Offering
-------------------------------------------------------------------------------




                      OTHER AVAILABLE INFORMATION

         Rascals International Int'l, Inc.is incorporating into this prospectus by reference the following documents previously filed with the Securities and Exchange Commission:

         (a) Rascals International's Annual Report on Form 10-KSB for the year ended December 31, 2003;

         (b) the description of Rascals International's Common Stock contained in its Registration Statement on Form 10-SB.

         Rascals International is also incorporating into this prospectus by reference all documents hereafter filed by Rascals International pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, until the termination of this offering.

         Upon written or oral request, Rascals International will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who requests it. Any such request should be made to Eduardo Rodriguez, President, Rascals International, Inc., 501 Bloomfield Avenue, Montclair, NJ 07042, telephone: 973-233-1233.

         Rascals International files with the Securities and Exchange Commission annual, quarterly and current reports, proxy statements and other
information, which may assist you in understanding our company.   In addition,
we have filed a registration statement on Form S-8, including exhibits, with respect to the shares to be sold in the offering.

         You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.


                              INDEMNIFICATION

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

         The Bylaws of Rascals International provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Rascals International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montclair and the State of New Jersey on the 13th day of May, 2004.

                             RASCALS INTERNATIONAL, INC.



                             By: /s/Eduardo Rodriguez
                                 -------------------------
                                 Eduardo Rodriguez
                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities indicated on May 13, 2004.

Name                            Title


/s/Eduardo Rodriguez            President (Chief Executive Officer,
-----------------------          Financial Officer, Chief Accounting Officer)
Eduardo Rodriguez                Director




-----------------------         Director
Gary Marks



/s/Michael Margolies            Director
-----------------------
Michael Margolies



                              INDEX TO EXHIBITS

4.1  2004 Equity Incentive Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed  as
     Exhibit 5.


                      *       *       *       *       *

                                                              EXHIBIT 4.1

                          RASCALS INTERNATIONAL, INC.

                          2004 Equity Incentive Plan

Article 1. Establishment and Purpose

    1.1 Establishment of the Plan. Rascals International, Inc., a Delaware corporation (the "Company" or "Rascals"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

    1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to attract and retain the services of Participants upon whose judgment, interest, and special efforts the successful operation of Rascals and its subsidiaries is dependent.

    1.3 Effective Date of the Plan. The Plan shall become effective on May 13, 2004.

Article 2. Definitions

    Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    (a) "Award" means, individually or collectively, a grant under this Plan of Stock, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, or Performance Shares.

    (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

    (c)  "Board" or "Board of Directors" means the Rascals Board of
Directors.

    (d) "Cause" shall mean willful and gross misconduct on the part of an Eligible Person that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

    (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than (A) a person who on May 13, 2004 was the beneficial owner of more than 25% of the outstanding Shares, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or
(C) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (g)  "Committee" means the committee or committees, as  specified in
Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

    (h) "Consultant" means a natural person under contract with the Company to provide bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

    (i) "Director" means any individual who is a member of the Rascals Board of Directors.

    (j) "Disability" shall mean the Participant's inability to perform the Participant's normal Employment functions due to any medically determinable physical or mental disability, which can last or has lasted 12 months or is expected to result in death.

    (k) "Eligible Person" means an Employee, Director or Consultant.

    (l) "Employee" means any officer or employee of the Company or of one of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

    (m) "Employment," with reference to an Employee, means the condition of being an officer or employee of the Company or one of its Subsidiaries. "Employment," with reference to a Consultant, means the condition of being a Consultant. "Employment," with reference to a Director, means the condition of being a Director. The change in status of an Eligible Person among the categories of Employee, Director and Consultant shall not be deemed a termination of Employment.

    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    (o) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

    (p) "Fair Market Value" shall mean (i) at such time as there are closing prices quoted for the Shares, the closing price of Shares on the relevant date, or (if there were no sales on such date) the next preceding trading date, all as reported on the principal market for the Shares, or (ii) at such time as there is a public market quoted without closing prices, the mean of the closing high bid and low asked on the relevant date, as reported on the principal market for the Shares, or (iii) at such time as there is no public market for the Shares, the value determined from time to time by the Board of Directors.

    (q)  "Incentive Stock Option" or "ISO" means an option to purchase
Shares from Rascals, granted under this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    (r) "Insider" shall mean an Eligible Person who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.


    (s) "Nonqualified Stock Option" or "NQSO" means the option to purchase Shares from Rascals, granted under this Plan, which is not intended to be an Incentive Stock Option.

    (t) "Option" or "Stock Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

    (u) "Participant" means a person who holds an outstanding Award granted under the Plan.

    (v) "Performance Share" shall mean an Award granted to an Eligible Person pursuant to Article 8 herein.

    (w) "Plan" means this 2004 Equity Incentive Plan.

    (x) "Restricted Stock" means an Award of Stock granted to an Eligible Person pursuant to Article 7 herein.

    (y) "Restriction Period" means the period during which Shares of Restricted Stock are subject to restrictions or conditions under Article 7.

    (z) "Shares" or "Stock" means the shares of common stock of the Company.


    (aa) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

Article 3. Administration

    3.1  The Committee.   The Plan and all Awards  hereunder shall be
administered by one or more Committees of the Board as may be appointed by the Board for this purpose. The Board may appoint a Committee specifically responsible for Awards to Insiders (the "Disinterested Committee") where each Director on such Disinterested Committee is a "Non-Employee Director" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time. If no specific Committee is appointed by the Board, then the Board in its entirety shall be the Committee. Any Committee may be replaced by the Board at any time.

    3.2 Authority of the Committee. The Committee shall have full power, except as limited by law and subject to the provisions herein, to select the recipients of Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

    The Committee shall determine which Awards are made pursuant to Rule 701 under the Securities Act of 1933, as amended.

    No Award may be made under the Plan after December 31, 2011.

    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Eligible Persons, Participants, and their estates and beneficiaries.

    Subject to the terms of this Plan, the Committee is authorized, and shall not be limited in its discretion, to use any of the Performance Criteria specified herein in its determination of Awards under this Plan.

Article 4. Shares Subject to the Plan

    4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for grant under the Plan shall not exceed twenty million (20,000,000) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares.

    Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

    (a) The grant of Stock, a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

    (b) With respect to Performance Shares, the number of Performance Shares granted under the Plan shall be deducted from the number of Shares available for grant under the Plan. The number of Performance Shares which cannot be, or are not, converted into Shares and distributed to the Participant (after any applicable tax withholding) following the end of the Performance Period shall increase the number of Shares available for regrant under the Plan by an equal amount.

    4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

    4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5.  Stock Grant

    5.1 Grant of Stock. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant Shares of Stock to Eligible Persons in such amounts and upon such terms and conditions as the Board of Directors shall determine.

Article 6. Stock Options

    6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Eligible Person. The Committee may grant ISOs, NQSOs, or a combination thereof. ISOs, however, may be granted only to Employees and only if this Plan is approved by the shareholders of the Company within one year after it is adopted by the Board of Directors.

    6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine, including, but not limited to whether the Option is intended to be an ISO or a NQSO.

    6.3  Exercise Price.

    (a) Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each ISO awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Exercise Price of an ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

    (b) The Exercise Price of a NQSO shall be determined by the Committee in its sole discretion.

    6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then no Option shall be exercisable later than the fifth (5th) anniversary date of its grant.

    6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless a different vesting period is provided by the Committee at or before the grant of an Option, the Options will vest on the first anniversary of the grant.

    6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

    Options shall be exercised by delivery of a written notice (including e-mail and telecopies) to the Secretary of the Company (or, if so provided by the Company, to its designated agent), which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

    6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

    Payment may be made:

    (a) in cash, or

    (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by:

        (i) delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment (if a fractional Share remains after payment of the Exercise Price in full by previously owned Shares, then the fractional Share shall be withheld for taxes); provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company has been held by the Participant for a minimum of six (6) months preceding the tender; or

        (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (A) to immediately sell a sufficient portion of the Shares to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the
Company.   In the event the stockbroker sells any Shares on behalf of a
Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

    If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

    6.8 Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon termination of Employment:

    (a) Termination by Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of termination of Employment and may be exercised, if at all, no more than three (3) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier.

    (b) Termination for Cause. If the Employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

    (c) Retirement or Other Termination of Employment. If the Employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b) above, all outstanding Options which are vested as of the effective date of termination of Employment may be exercised, if at all, no more than thirty (30) days from the date of termination of Employment, unless the Options, by their terms, expire earlier. In the event of the death of the Participant after termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

    (d)  Options not Vested at Termination.  Except as provided in paragraph
(a) above, all Options held by the Participant which are not vested on or before the effective date of termination of Employment shall immediately be forfeited to the Company (and shall once again become available for grant under the Plan).

    (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

    6.9 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

    (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his guardian or legal representative.

    (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.

    6.10 Competition. Notwithstanding anything in this Article 6 to the contrary, in the event the Committee determines, in its sole discretion, that a Participant is engaging in activity competitive with the Company, any Subsidiary, or any business in which any of the foregoing have a substantial interest (the "Rascals Businesses"), the Committee may cancel any Option granted to such Participant, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. Competitive activity shall mean any business or activity if a substantially similar business activity is being carried on by a Rascals Business, including, but not limited to, representing or providing consulting services to any person or entity that is engaged in competition with a Rascals Business or that takes a position adverse to a Rascals Business. However, competitive activity shall not include, among other things, owning a nonsubstantial interest as a shareholder in a competing business.

Article 7. Restricted Stock

    7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Persons in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the attainment of Performance Goals based on Performance Criteria in the same manner as provided in Section 8.3, herein with respect to Performance Shares.

    7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

    7.3 Transferability. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, if any.

    7.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

    The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

    7.5  Removal of Restrictions.  Except as otherwise provided in this
Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and completion of all conditions to vesting, if any. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

    7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

    7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, unless otherwise provided by the Committee prior to or at the time of the Award, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment.

    7.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of termination of Employment immediately shall be forfeited and returned to the Company.

Article 8.  Performance Shares

    8.1  Grants of Performance Shares.   A Performance Share is equivalent
in value to a Share of Stock. Subject to the terms of the Plan, Performance Shares may be granted to Eligible Persons at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares awarded to each Participant.

    8.2 Performance Period. The Performance Period for Performance Shares is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than six months.

    8.3 Performance Goals. For each Award of Performance Shares, the Committee shall establish performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares distributed to Participants in accordance with Section 8.5. All Performance Shares which may not be converted under the Performance Goals or which are reduced by the Committee under Section 8.5 or which may not be converted for any other reason after the end of the Performance Period shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Shares prior to or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

    (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

        (i) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income and/or Value Added (after-tax cash operating profit less depreciation and less a capital charge).

        (ii) Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

        (iii) The Company's Stock price; return on shareholders' equity; total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends); and/or earnings per share.

        (iv) With respect to the Company (on a consolidated basis), to one or more of its Subsidiaries, and/or to a division of any of the foregoing: sales, costs, market share of a product or service, return on net assets, return on assets, return on capital, profit margin, and/or operating revenues, expenses or earnings.

        (v) Completion of a marketing or development project as defined in the Award Agreement.

    (b) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, they shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Performance Shares to fail to satisfy the performance-based exemption of Section 162(m) of the Code.

    8.4 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share which on the record date for the dividend had been awarded to the Participant and not converted, distributed or canceled.

    8.5 Form and Timing of Payment of Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goals for such Performance Period), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Shares. If Performance Goals have been met, then the number of Performance Shares to be converted into Stock and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Conversion of Performance Shares shall occur as soon as reasonably administratively possible following the determination of the number of Shares to which the Participant is entitled. At any time prior to the distribution of the Performance Shares, unless otherwise provided by the Committee, the Committee shall have the authority to reduce or eliminate the number of Performance Shares to be converted .

    8.6  Termination of Employment Due to Death or Disability.   Unless
otherwise provided by the Committee prior to or at the time of an Award, if the Employment of a Participant shall terminate by reason of death or Disability, the Participant shall receive a distribution of all outstanding Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of termination of Employment.

    8.7 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for other than a reason set forth in Section 8.6 (and other than for Cause), the number of Performance Shares to be converted and distributed shall be converted and distributed based upon the achievement of the Performance Goals and in accordance with all other terms of the Award and the Plan; however, the Participant may receive no more than a prorated payout of all Performance Shares, based on the portions of the respective Performance Periods that have been completed.

    8.8 Termination of Employment for Cause. In the event that a Participant's Employment shall be terminated by the Company for Cause, all Performance Shares shall be forfeited by the Participant to the Company.

    8.9 Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or laws of intestacy.

Article 9.   Employee Matters

    9.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

    9.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

    9.3 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee. Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee a written request for review of the decision denying the claim. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

Article 10. Amendment, Modification, and Termination

    10.1 Amendment, Modification, and Termination. The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that the Board of Directors may not, without the approval of the holders of a majority of the voting Shares, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued under the Plan, extend the term of the Plan, or change the employees or class of employees eligible to receive Awards thereunder. The Board may at any time suspend or terminate the Plan in whole or in part.

    10.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 11. Change in Control

    Upon the occurrence of a Change in Control:

    (a) Any and all Options granted hereunder immediately shall become vested and exercisable;

    (b) Any Restriction Periods and all restrictions imposed on Restricted Shares shall lapse and they shall immediately become fully vested;

    (c) The 100% Performance Goal for all Performance Shares relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with all other terms of the Award and this Plan; provided, however, notwithstanding anything to the contrary in this Plan, no outstanding Performance Share may be reduced.

Article 12. Withholding

    12.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

    12.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the distribution of Performance Shares in the form of Stock, or upon any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock having a Fair Market Value on the date the tax is to be determined in an amount equal to the Withholding Taxes on such Stock. Any fractional Share remaining after the withholding shall be withheld as additional Federal withholding.

    Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker, pursuant to Section 6.7(b)(ii), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

    Prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

    12.3 Payment In Lieu of Share Withholding. In any situation in which the Company would be required to withhold Stock pursuant to SEC 12.2 above, the Participant may, in lieu of all or part of such withholding, remit to the Company an amount in cash sufficient to satisfy the federal, state and local withholding tax requirements or may direct the Company to withhold from other amounts payable to the Participant, including salary.

Article 13. Successors

    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14. Legal Construction

    14.1 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


    14.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    14.3 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

    14.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.



                    *       *       *       *       *

                                                            EXHIBIT 5

                           ROBERT BRANTL, ESQ.
                            322 Fourth Street
                           Brooklyn, NY 11215
                              718-768-6045

May 14, 2004

Rascals International, Inc.
501 Bloomfield Ave.
Montclair, NJ   07042

Gentlemen:

With reference to the Registration Statement on Form S-8 which Rascals International, Inc. proposes to file with the Securities and Exchange Commission registering 20,000,000 common shares which may be offered and sold by Rascals International, Inc. under the 2004 Equity Incentive Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                              Yours,


                              /s/ Robert Brantl
                              -----------------
                              Robert Brantl

                    *       *       *       *       *

                                                           EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-8 of our report dated April 10, 2004 with respect to the financial statements of Rascals International, Inc. and Subsidiaries for the years ended December 31, 2003 and 2002.


                               /s/Rosenberg Rich Baker Berman & Co.
                               -----------------------------------
                               Rosenberg Rich Baker Berman & Co.
                               Certified Public Accountants


Bridgewater, New Jersey
May 13, 2004